CERTIFICATE

This is to certify that the following is a true copy of resolutions duly adopted by the Board of Trustees of TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA (the “Company”), a corporation duly organized and existing under the laws of the State of New York, at a meeting thereof duly convened and held on July 10, 2025, and that such resolutions are in full force and effect, and are in accordance with the provisions of the bylaws of said corporation, as of the date hereof:

WHEREAS, subject to satisfaction of any applicable regulatory requirements, the Company plans to effectuate a merger with TIAA-CREF Life Insurance Company (“TC Life”), pursuant to which, TC Life will merge with and into the Company, on a date mutually agreed to by the Company and TC Life (the “Merger”), with the Company as the surviving entity;

WHEREAS, after due evaluation and consideration, the Board of the Company has determined it to be advisable and in the best interest of the Company to consummate the Merger;

WHEREAS, TC Life established TIAA-CREF Life Separate Account VA-1 (“TIAA Life VA-1”), TIAA-CREF Life Separate Account VLI-1 (“TIAA Life VLI-1”) and TIAA-CREF Life Separate Account VLI-2 (“TIAA Life VLI-2” and, collectively with TIAA Life VA-1 and TIAA Life VLI-1, the “Separate Accounts”), and these accounts support the following issued and outstanding variable insurance contracts:

Name	Establishment Date	Contract Type

TIAA Life VA-1	July 27, 1998	Variable Annuity
TIAA Life VLI-1	May 23, 2001	Variable Life
TIAA Life VLI-2	February 15, 2012	Variable Life

WHEREAS, by virtue of the Merger, the Separate Accounts will be acquired intact by the Company and will thereby become separate accounts of the Company, and the contracts then supported by the Separate Accounts will become contracts of the Company; and

WHEREAS, the Board has concluded that, in connection with the intact transfer of the Separate Accounts to the Company and the renaming of the Separate Accounts, it is necessary and appropriate to amend and restate the Resolution of the Board of Directors of TC Life (the “Resolution”) authorizing the establishment of the Separate Accounts to include certain powers and protections in the best interests of the Company and the owners of variable contracts supported by the Separate Accounts.

NOW, THEREFORE, BE IT:

Merger with TC Life

Resolved: That, subject to any and all required regulatory approvals, the Agreement and Plan of Merger between the Company and TC Life, substantially in the form attached hereto as Exhibit A (the “Merger Agreement”), and the transactions contemplated thereby (including the Merger), be and are hereby determined to be advisable and in the best interest of the Company and its stockholder; and be it

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Resolved: That, subject to any and all required regulatory approvals, the form, terms and provisions of the Merger Agreement, and the transactions contemplated thereby be, and the same hereby are, authorized, adopted and approved in all respects, and each of the officers of the Company, be, and hereby is, authorized, empowered and directed to execute and deliver, in the name and on behalf of the Company, the Merger Agreement; and be it

Resolved: That the Board hereby submits the Merger Agreement to the stockholder of the Company for approval and adoption or disapproval and hereby recommends that the stockholder of the Company approve and adopt the Merger Agreement, and the transactions contemplated thereby (including the Merger); and be it

Resolved: That, subject to the adoption of the Merger Agreement by the stockholder of the Company and the other terms and conditions thereof, and receipt of any and all required regulatory approvals, the officers of the Company, be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to prepare and file or cause to be filed any and all such applications and any and all certificates, documents, letters and other instruments, as may be necessary or desirable to be taken by the Company to effect the consummation of the Merger and other transactions contemplated by the Merger Agreement, including the filing of the Merger Agreement, with the approval of the Superintendent of the New York State Department of Financial Services endorsed thereon, with the office of the clerk of the county where the principal office of each of the Company and TC Life is located in accordance with the provisions of Article 71 of the New York Insurance Law, and the filing of other appropriate documents required by New York with the relevant authorities within the State of New York, as appropriate, and other jurisdictions in which the Company is qualified to do business; and be it

Resolved: That, the Board hereby authorizes submission with the relevant regulatory authorities any applications that are needed for the Company to obtain qualification to assume TC Life’s business or add lines of authority to its certificates of authority that are necessary to effectuate the Merger; and be it

Resolved: That, the Merger Agreement, and the transactions contemplated thereby, be, and the same hereby are, treated for U.S. federal income tax purposes as a transaction governed by Section 332 of the Internal Revenue Code of 1986, as amended (the “Code”) and that the Merger Agreement be treated as part of a plan of liquidation under Code Section 332.

Acceptance of Intact Transfer of the Separate Accounts

Resolved: That, subject to receipt of any required regulatory approvals, immediately upon the Merger consummation:

(a) (1) The Separate Accounts shall be transferred to the Company on the date the Merger is consummated, shall continue as separate accounts of the Company and shall be considered to have been originally established on the dates shown above;

(2) The Separate Accounts shall retain their historical unit values for the variable contracts supported by such Accounts and issued and outstanding at the time the Merger is consummated;

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(3) The Separate Accounts shall be invested in the same underlying investment vehicles that they were invested in before the Merger;

(b) The foregoing resolution shall not affect any other separate account of the Company, and each such other separate account shall continue to be a duly authorized and validly established separate account of the Company;

(c) The names of the Separate Accounts upon the Merger shall be as follows, until and unless later changed by the Company:

Old Name	New Name
TIAA Life VA-1	TIAA Separate Account VA-5
TIAA Life VLI-1	TIAA Separate Account VLI-1
TIAA Life VLI-2	TIAA Separate Account VLI-2

; and

(d) The appropriate officers of the Company (“Officers”) hereby are severally authorized and empowered to prepare, execute, deliver and cause to be filed on behalf of the Company and the Separate Accounts, to the extent required or desirable under state or federal law, any and all reports, registration statements and applications for exemptive relief or approval, including any amendments thereto, and any consents to service of process, acceleration letters and other papers and instruments on behalf of the Company and/or the Separate Accounts or otherwise, as may be necessary or desirable in order to carry into effect the above resolutions.

Amendment and Restatement of Separate Account Resolution

Effective on the effective date of the Merger, the Resolution authorizing the establishment of the Separate Accounts is hereby amended and restated as follows:

Resolved: That the Company established the Separate Accounts pursuant to New York Insurance Law Section 4240, and to the extent applicable, New York Insurance Regulation No. 47, on the above written dates;

Resolved: That pursuant to the provisions of New York Insurance Law, and any regulations promulgated thereunder by the Superintendent of the New York State Department of Financial Services, the Board does hereby accept the intact transfer of the Separate Accounts for the purpose of allocating thereto any amounts paid to or held by the Company in connection with the prior issuance of variable insurance contracts, including but not limited to, amounts held under optional settlement modes;

Resolved: That the assets of each Separate Account shall be derived solely from (a) sale of variable insurance products, (b) funds corresponding to income and capital gain accumulation with respect to investment of such assets, and (c) any advances made by the Company in connection with the operation of the Separate Account;

Resolved: That the Company shall maintain in each Separate Account assets with a fair market value at least equal to the amounts accumulated in accordance with the terms of the applicable

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variable insurance contracts and the statutory valuation reserves for such variable insurance contracts;

Resolved: That the Officers of the Company be, and hereby are, authorized in their discretion as they may deem appropriate from time to time in accordance with applicable laws and regulations (a) to divide each Separate Account into divisions or subdivisions, (b) to modify or eliminate any such divisions or subdivisions, and (c) to designate further any division or subdivision thereof;

Resolved: That the Officers of the Company be, and each of them hereby is, authorized and directed to prepare and execute any necessary agreements to enable the Separate Accounts to invest or reinvest the assets of the Separate Accounts in securities issued by investment companies registered under the Investment Company Act of 1940, as amended; or other appropriate securities as the Officers of the Company may designate pursuant to the provisions of the variable insurance contracts issued by the Company providing for allocations to the Separate Accounts;

Resolved: That pursuant to Section 4240 of the New York Insurance Law, the assets of each Separate Account shall be legally segregated from the assets of the general account of the Company and that a portion of the assets of each Separate Account not exceeding the reserves and other contract liabilities relating to each Separate Account shall not be chargeable with liabilities arising out of any other business of the Company;

Resolved: That the income, gains, and losses (whether or not realized) from assets allocated to each Separate Account shall, in accordance with any variable insurance contracts issued by the Company providing for allocations to each Separate Account, be credited to or charged against such Separate Account without regard to the other income, gains, or losses of the Company;

Resolved: That the appropriate Officers of the Company be, and hereby are, authorized to transfer cash or securities from time to time between the Company’s general account and the Separate Accounts as deemed necessary or appropriate and consistent with the terms of the Company’s Plan of Operation for each Separate Account and the variable insurance contracts;

Resolved: That the fiscal year of each Separate Account shall end on the 31st day of December each year;

Resolved: That the Company may register under the Securities Act of 1933 variable contracts, or units of interest thereunder, under which amounts will be allocated by the Company to the Separate Account to support reserves for such contracts and, in connection therewith, the Officers of the Company be, and each of them hereby is, authorized to prepare, execute and file with the Securities and Exchange Commission (“SEC”), in the name and on behalf of the Company, registration statements under the Securities Act of 1933, including prospectuses, supplements, exhibits and other documents relating thereto, and amendments to the foregoing, in such form as the Officer executing the same may deem necessary or appropriate;

Resolved: That the Officers of the Company be, and each of them hereby is, authorized to prepare, execute and file with the SEC, applications and amendments thereto for such exemptions from or orders under the Investment Company Act of 1940, as amended, and the Securities Act of 1933,

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and to request from the Securities and Exchange Commission no action and interpretative letters as they may from time to time deem necessary or desirable;

Resolved: That the Officers of the Company be, and each of them hereby is, authorized to prepare, execute and file all periodic reports required under the Investment Company Act of 1940, as amended, and the Securities Exchange Act of 1934;

Resolved: That any Officer of the Company holding the title of Associate General Counsel, General Counsel or Chief Legal Officer be, and hereby is, appointed as agent for service under any registration statements for the Separate Accounts and is duly authorized to receive communications and notices from the SEC with respect thereto and to exercise powers given to such agent by the Securities Act of 1933, as amended, and the rules thereunder, and any other necessary acts;

Resolved: That the Officers of the Company be, and each of them hereby is, authorized to effect in the name and on behalf of the Company, all such registrations, filings and qualifications under blue sky or other applicable securities laws and regulations and under insurance securities laws and under insurance laws and regulations of such states and other jurisdictions as they may deem necessary or appropriate, with respect to the Company, and with respect to any variable contracts under which amounts will be allocated by the Company to the Separate Accounts to support reserves for such contracts; such authorization shall include registration, filing and qualification of the Company and of said contracts, as well as registration, filing and qualification of Officers, employees and agents of the Company as brokers, dealers, agents, salesmen or otherwise; and such authorization shall also include, in connection therewith, authority to prepare, execute, acknowledge and file all such applications, applications for exemptions, certificates, affidavits, covenants, consents to service of process and other instruments; and to take all such action as the Officer executing the same or taking such action may deem necessary or desirable; and

Resolved: That the Officers of the Company be, and each of them hereby is, authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent and purpose thereof.

Ratification of Actions in Connection with Merger

Resolved: That the prior actions taken by the authorized persons in connection with the Merger of the Company, including the preparation and filing with governmental authorities of the Merger Agreement and any applications to amend certificates of authority, be, and they hereby are, ratified, approved, confirmed and adopted by and on behalf of the Company.

General Authorization

Resolved: That any Officer of the Company, be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to take or cause to be taken any and all such further actions, to do and perform, or cause to be done and performed, all such acts, deeds and things, to make, prepare, execute and deliver or cause to be made, prepared, executed and delivered all such other documents, undertakings, certificates, instruments, schedules, reports and agreements, to make such filings, to incur and pay all such fees and expenses and to engage in such

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acts as they shall in their judgment determine to be necessary, advisable or appropriate to carry out fully the Merger and any other actions contemplated by the same or by the foregoing resolutions, and the intent and purposes of the foregoing resolutions, the taking of such actions to be conclusive evidence of such determination, and the execution by any such Officer of the Company of any such documents, certificates, instruments, schedules, reports or agreements or the payment of any such fees and expenses or the doing by them of any act in connection with the foregoing resolutions shall be conclusive evidence of their authority therefore and for the approval of the documents, undertakings, certificates, instruments, schedules, reports and agreements so executed, the expenses so paid, the filings so made and the actions so taken.

WITNESS MY HAND at New York, New York this 16th day of July, 2025.

/s/Sonya C. Assan

Sonya C. Assan

Assistant Corporate Secretary

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